Exhibit 99.2

Grasshopper Bancorp

VOTE

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Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

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	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated as of December 10, 2025, as amended on December 18, 2025, by and between Enova International, Inc. ("Enova"), and Grasshopper Bancorp, Inc. ("Grasshopper"), pursuant to which, among other things, (1) Grasshopper will merge with and into Enova, with Enova continuing as the surviving corporation, and (2) immediately following the merger, an interim national bank and wholly owned subsidiary of Enova will merge with and into Grasshopper Bank, N.A., with Grasshopper Bank, N.A. continuing as the surviving bank (the "merger proposal").	☐	☐	☐
2. To approve one or more adjournments of the Grasshopper special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger proposal.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

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048278

The Special Meeting of Stockholders of Grasshopper Bancorp, Inc. will be held on Monday, February 2, 2026, 1:00 P.M. ET, virtually via the internet at meetnow.global/MFXXDP7. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/GHBK IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Revocable Proxy — Grasshopper Bancorp, Inc. + Notice of the Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting — February 2, 2026 Michael Butler and Michael Lenahan, and each of them, with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Grasshopper Bancorp, Inc. to be held on February 2, 2026 or at any postponement or adjournment thereof. This proxy is revocable and shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR item 1 and FOR item 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +